Exhibit 99.1

[Bimini Capital Management, Inc. Logo]

BIMINI CAPITAL MANAGEMENT ANNOUNCES RESULTS OF STOCKHOLDER VOTES AT 2008 ANNUAL MEETING AND
PROVIDES OPERATIONAL UPDATE

VERO BEACH, FL (May 29, 2008) — Bimini Capital Management, Inc. (BMNM.PK) (“Bimini Capital” or the “Company”), a real estate investment trust (“REIT”), today announced that, at the Company’s 2008 Annual Meeting of Stockholders, Robert E. Cauley and Robert J. Dwyer were each re-elected as directors of the Company.  Mr. Cauley was re-elected as a Class II director to serve until the Company’s 2011 Annual Meeting of Stockholders.  Mr. Dwyer was re-elected as a Class III director to serve until the Company’s 2009 Annual Meeting of Stockholders.

The Company today also announced that the proposal to amend the Company’s Charter, as described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on April 11, 2008, was approved by a majority of the Company’s stockholders.  Accordingly, the Company has filed Articles of Amendment with the State Department of Assessments and Taxation of the State of Maryland to amend the Company’s Charter.  Finally, the Company today announced that the financing facility secured by the Company’s residual interests in securitizations has matured, and all liabilities under such facility have been extinguished.

About Bimini Capital Management
Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae).  Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:         Robert E. Cauley
President & Chief Executive Officer
(772) 231-1400
HUwww.biminicapital.comU